EX-99.906CERT

                                                                     EXHIBIT (b)

CERTIFICATION PURSUANT TO RULE 30a-2(b) UNDER THE INVESTMENT COMPANY ACT OF 1940

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Third Avenue Trust (the "Company"), hereby certifies, to the best of his knowledge, that the Company's Report on Form N-CSR for the period ended October 31, 2008 (the
"Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 19, 2008

/s/ David M. Barse
Name:  David M. Barse
Title: Principal Executive Officer

/s/ Vincent J. Dugan
Name:  Vincent J. Dugan
Title: Principal Financial Officer